===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      INDUSTRIAL DATA SYSTEMS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                      INDUSTRIAL DATA SYSTEMS CORPORATION

                                 April 30, 2002

Dear Stockholder:

   We invite you to attend the 2002 Annual Meeting of Stockholders ("Annual Meeting") of Industrial Data Systems Corporation to be held at 2 p.m. on Thursday, June 6, 2002, at the corporate offices of the Company, in Houston, Texas. At the meeting, you will be asked to vote on several matters including proposals more fully described in the Notice and the Proxy Statement on the following pages. The proxy statement tells you more about the agenda and meeting procedures. It also describes how the Board operates and gives personal information about our director candidates.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE IN FAVOR OF EACH OF THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

   Whether or not you attend the Annual Meeting, please vote your shares by marking, signing, dating, and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

   We hope you will be able to attend the meeting and look forward to seeing you at the meeting on June 6th.

                                          Sincerely,

                                          /s/ Michael L. Burrow
                                          Michael L. Burrow
                                          Chairman and Chief Executive Officer

                                   IMPORTANT

   A proxy card is enclosed. We urge you to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     OF INDUSTRIAL DATA SYSTEMS CORPORATION

To the Stockholders of
Industrial Data Systems Corporation

DATE AND TIME:

   June 6, 2002, at 2:00 p.m., Central Daylight Saving Time

PLACE:

   600 Century Plaza Drive
   Building 140
   Houston, Texas 77073-6033

PURPOSE:

     . To elect directors;

    . To ratify the appointment of Hein + Associates LLP as independent auditors;

    . To vote on a proposal to amend the Articles of Incorporation changing the name of the Company from Industrial Data Systems Corporation to ENGlobal Corporation, and

    . To transact other business that is properly raised before the Annual Meeting or any adjournment thereof.

Only stockholders of record on April 8, 2002 will be entitled to notice of and to vote at the meeting. A stockholders list will be available at the offices of the Company commencing May 27, 2002 and may be inspected during the normal business hours before or during the Annual Meeting.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF INDUSTRIAL DATA SYSTEMS CORPORATION A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ Hulda L. Coskey
                                          Hulda L. Coskey
                                          Secretary

Houston, Texas
Date: April 30, 2002

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
General Information.......................................................   1
ITEM 1--Election of Directors.............................................   3
  Information Regarding Director Nominees and Executive Officers..........   3
  Director Compensation...................................................   5
  Board of Directors Meetings and Committees..............................   6
  Security Ownership Of Certain Beneficial Owners And Management..........   7
  Section 16(a) Beneficial Ownership Reporting Compliance.................   9
  Executive Compensation..................................................   9
  Compensation Committee Report...........................................  13
  Compensation Committee Interlocks and Insider Participation.............  13
  Certain Relationships and Related Party Transactions....................  13
  Comparison of Cumulative Total Return...................................  14
  Audit Committee Report..................................................  15
  Audit Information.......................................................  16
ITEM 2--Ratification of Independent Auditors..............................  16
ITEM 3--Proposal to Amend Articles of Incorporation to Change of Name of
 the Company..............................................................  16
Other Matters.............................................................  18
Additional Information....................................................  18
Appendix A--Resolution of the Board of Directors of Industrial Data
 Systems Corporation Regarding Proposed Amendments to the Articles of
 Incorporation............................................................ A-1
Appendix B--Audit Committee Charter....................................... B-1
Proxy/Voting Instruction Card

                      INDUSTRIAL DATA SYSTEMS CORPORATION
                     600 Century Plaza Drive, Building 140
                           Houston, Texas 77073-6033

                              ------------------

                                PROXY STATEMENT
                              ------------------

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT

   We have sent you these proxy materials because the Board of Directors of Industrial Data Systems Corporation ("Industrial Data", "IDS", or "the Company") is soliciting your proxy to vote your shares at the Annual Meeting of IDS which will be held on Thursday, June 6, 2002 at 2:00 p.m. at IDS' principal executive offices, which are located at 600 Century Plaza Drive, Building 140, Houston, Texas. This Proxy Statement provides information required to be provided to you under the rules of the Securities and Exchange Commission ("SEC") and is designed to assist you in voting your shares. On May 13, 2002 we will begin mailing these proxy materials to all stockholders of record at the close of business on April 8, 2002.

Who May Vote

   Stockholders of IDS, as recorded in our stock register at the close of business on April 8, 2002, may vote at the meeting. Each share of Industrial Data is entitled to one vote. As of April 8, 2002, there were 22,861,199 shares of Common Stock outstanding and entitled to vote.

How To Vote

   You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting, in which case your proxy will be revoked. Stockholders are not entitled to cumulative voting.

How Proxies Work

   Industrial Data's Board of Directors is asking for your proxy to be voted by mail. You may vote your proxy by mail by signing, dating and mailing the enclosed proxy card.

   Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you sign your proxy but do not give voting instructions, we will vote your shares in favor of our director candidates; in favor of the ratification of the independent auditors; and in favor of the proposal to amend the Articles of Incorporation to change the name of the Company from Industrial Data Systems Corporation to ENGlobal Corporation. For any other matters that may properly come before the meeting, your shares will be voted at the discretion of the proxy holders. You may vote for all, any or none of our director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

   The Company intends to solicit proxies principally by the use of the mails and will bear all expenses in connection with such solicitations. In addition, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph, facsimile and personal interview. Arrangements have been made with banks, brokerage houses and other custodians and nominees to forward copies of the Proxy Statement and the Company's Annual Report for the fiscal year ended
December 31, 2001, to persons for whom they hold stock of the Company and to request authority for the execution of proxies. The Company will reimburse the foregoing persons for their reasonable expenses, upon request.

   You may receive more than one voting or proxy card depending on how you hold your shares. If you hold shares through someone else, such as a broker, you may also get material from them asking how you want to vote. You should complete and return each proxy or other voting instruction request provided to you. If you hold your shares through a broker or other nominee, and you wish to vote in person at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

Revoking A Proxy

   You may revoke your executed proxy at any time before it is exercised by submitting a new proxy bearing a later date or by filing with the Secretary of the Company, at the following address, a written notice of revocation:
Industrial Data Systems Corporation, Corporate Secretary, 600 Century Plaza Drive, Suite 140, Houston, Texas 77073-6033.

   The execution of the enclosed proxy will not affect your right to vote in person, should you find it convenient to attend the meeting and desire to vote in person. Attendance at the meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective.

Quorum

   A quorum for the meeting is based on the number of votes that can be cast rather than the number of actual shares that are represented, because each share has one vote per share. To have a quorum, we need more than 50% of the votes, which are entitled to be cast, to be present, in person or by proxy. Votes which withhold authority, shares abstaining, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters)--on any proposal--are all considered present at the meeting for purposes of establishing a quorum at the meeting. Each will be tabulated separately.

   Votes cast by proxy will be tabulated by an automated system administered by Computershare Investor Services, our transfer agent. The independent persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the meeting.

Votes Needed

   Directors are elected by a plurality of shares present at the meeting, meaning that if a quorum is present, directors are elected by a majority of the votes cast by the shares entitled to vote.

   Any action to be taken by stockholders of the Company at the meeting requires the vote or concurrence of the holders of a majority of the outstanding shares, either by proxy or in person, entitled to vote on such matters. Abstentions have the same effect as a vote against a matter because they are present for purposes of the meeting and entitled to vote on such matter, but are not a vote for such matter.

   Broker non-votes will have no effect on the vote on any matter, except that they have the same effect as a vote against the proposals to change the name of the Company and to amend the Company's Articles of Incorporation because broker non-votes are counted in the total number of outstanding shares but are not voted for these proposals.

Attending In Person

   Only stockholders, their proxy holders and Industrial Data's guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Industrial Data's stock for admittance to the meeting.

                                    ITEM ONE
                             ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

   The Board of Directors of the Company presently consists of seven members. Seven Directors are to be elected at the Annual Meeting, each for a term expiring at the next Annual Meeting. Executive officers are elected annually and serve at the discretion of the Board of Directors.

   The Board of Directors has designated the persons named in the accompanying proxy and, unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable. No nominees will be recognized other than those that are nominated in accordance with the provisions contained in the By-laws of the Company. No nominees, other than those proposed by the Board, were presented for the 2002 Annual Meeting.

   The Board of Directors proposes the election of the following nominees as directors:

                            Michael L. Burrow, P.E.
                            William A. Coskey, P. E.
                                Hulda L. Coskey
                              David W. Gent, P.E.
                           Jimmie N. Carpenter, P.E.
                                David C. Roussel
                                Randall B. Hale

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH NOMINEE FOR DIRECTOR.

   Following is statistical information and a brief biography of each director nominee and certain executive officers. You will find information on their holdings of Industrial Data stock in the "Security Ownership of Certain Beneficial Owners and Management" section.

                                        Director
                Name                Age  Since         Position(s) Held
                ----                --- --------       ----------------
 Michael L. Burrow, P.E. (1)......   54   2001   Chairman of the Board, Chief
                                                 Executive Officer, Director
 William A. Coskey, P.E. (2)......   49   1985   Chief Operating Officer and
                                                 President, Director
 Robert W. Raiford................   57     --   Chief Financial Officer,
                                                 Treasurer, and Assistant
                                                 Secretary
 Hulda L. Coskey (2)..............   47   1985   Chief Governance Officer,
                                                 Secretary, Director
 David W. Gent, P.E. (2) (5)......   49   1994   Director
 Jimmie N. Carpenter, P.E. (1)....   60   2001   Director
 David C. Roussel (3) (5).........   52   2001   Director
 Randall B. Hale (4) (5)..........   39   2001   Director

--------
(1) Director nominee designated by certain former shareholders of Petrocon Engineering, Inc. pursuant to a Voting Agreement entered into at the closing of the merger of Petrocon into a subsidiary of IDS (the "IDS/Petrocon Merger").
(2) Director nominee designated by Alliance pursuant to a Voting Agreement entered into at the closing of the IDS/Petrocon Merger.
(3) Director nominee designated by mutual agreement between Alliance and certain former shareholders of Petrocon pursuant to a Voting Agreement entered into at the closing of the IDS/Petrocon Merger.
(4) Director nominee designated by Equus II Incorporated pursuant to a Voting Agreement entered into at the closing of the IDS/Petrocon Merger.
(5)  Member of Audit and Compensation Committees.

   On December 21, 2001, in conjunction with the IDS/Petrocon Merger, Equus, Alliance, and certain Petrocon shareholders entered into a Voting Agreement requiring the parties to vote in the election of directors in favor of three designees of Alliance, two designees of certain former shareholders of Petrocon, and one designee of Equus. In addition, the parties agree to vote in favor of one independent director who is acceptable both to Alliance and to certain former shareholders of Petrocon.

   Michael L. Burrow, P.E. has served as Chairman of the Board, Chief Executive Officer, and director of the Company since the IDS/Petrocon Merger in December 2001. He also serves in the following capacities for IDS subsidiaries: Chairman of the Board of Petrocon Engineering, Inc., Petrocon Systems, Inc., RPM Engineering, Inc., Triangle Engineers and Constructors, Inc., Petrocon Construction Resources, Inc., Petrocon Technologies, Inc., Petrocon Engineering of Louisiana, Inc., and Alliance Engineering Associates, Inc.; Chairman of the Board and Chief Executive Officer of Petrocon FSC, Ltd.; President and Director of Industrial Data Systems, Inc.; and Director of IDS Engineering, Inc., Thermaire, Inc., and Constant Power Manufacturing, Inc. Mr. Burrow founded Petrocon, Inc. in 1977 and Petrocon Engineering, Inc. in 1988. From the formation of Petrocon Engineering, Inc. until the IDS/Petrocon Merger, he served as Chairman of the Board, Chief Executive Officer and President of Petrocon, except for the period from April 1999 through March 2000 when he served as Chairman and Manager of Corporate Marketing. Mr. Burrow received a Bachelor of Science in Mechanical Engineering from Louisiana Tech University in 1969 and did post graduate studies in engineering and business administration at Lamar University. He is a Registered Professional Engineer in Texas and Louisiana, a member of ASME and NSPE and serves or has served on the boards of United Way, Beaumont Chamber of Commerce, Partnership of Southeast Texas, Lamar University Advisory Council, and Texas Hazardous Waste Research Council, among others.

   William A. Coskey, P.E. serves as President and Chief Operating Officer of IDS. Mr. Coskey is the founder of IDS and, until the IDS/Petrocon Merger in December 2001, had served as Chairman of the Board, Chief Executive Officer and President. Mr. Coskey also serves in the following capacities for IDS subsidiaries: Chairman of the Board, Chief Executive Officer and President of IDS Engineering, Inc., Thermaire, Inc., and Constant Power Manufacturing, Inc.; Chairman of the Board and Chief Executive Officer of Industrial Data Systems, Inc.; Chief Executive Officer and Director of Petrocon Engineering, Inc., Petrocon Systems, Inc., RPM Engineering, Inc., Triangle Engineers and Constructors, Inc., Petrocon Construction Resources, Inc., Petrocon Technologies, Inc., Petrocon Engineering of Louisiana, Inc., and Alliance Engineering, Inc.; and President and Director of Petrocon FSC, Ltd. Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975. He is a Registered Professional Engineer and a member of the Instrument Society of America. Mr. Coskey has served on the Texas A&M University Electrical Engineering Department Advisory Council since 1999. William A. Coskey is the spouse of Hulda L. Coskey.

   Robert W. Raiford serves as Chief Financial Officer, Treasurer, and Assistant Secretary of IDS and as Chief Financial Officer and Treasurer of each of its subsidiaries in addition to his position as Executive Vice President of Petrocon Engineering, Inc. Mr. Raiford has management responsibility for the Company's administrative service functions including Accounting and Financial Reporting, Cash Management, Human Resources, and Risk Management. From the time he joined Petrocon in 1979 until the IDS/Petrocon Merger in December 2001, he served in numerous officer positions and as a director of the various Petrocon subsidiaries. He received an MBA in 1974 and a BBA in Business Management in 1968 from Lamar University.

   Hulda L. Coskey serves as Chief Governance Officer, Secretary and Director of the Company. From June 1994 until the IDS/Petrocon Merger in December 2001, Mrs. Coskey served as Chief Financial Officer, Secretary/Treasurer and Director of IDS. During her 17 years with IDS and its predecessors, Mrs. Coskey has served as a director and in various corporate officer positions for the Company's subsidiaries. She currently serves as Secretary and Director for each of the IDS subsidiaries. Her primary responsibilities include investor relations, SEC compliance, and corporate governance functions. She is a member of National Investor Relations Institute and American Society of Corporate Secretaries. Mrs. Coskey majored in Accounting at the University of Houston. Hulda L. Coskey is the spouse of William A. Coskey.

   David W. Gent, P.E. has served as a director of IDS since June 1994 and is a member of the Audit Committee and the Compensation Committee. Since September 1991, Mr. Gent has held the position of Director of International Engineering and Chief Information Officer of Bray International, Inc., located in Houston, Texas, with the responsibility of overseeing several departments that include Engineering, Information Services, and Quality Control. Mr. Gent founded SofTest Designs Corporation, a privately held electronic test equipment company, in 1980, and has served as a director since its inception and as its President from 1986 to 1991. Mr. Gent, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and an MBA from Houston Baptist University. He is a Registered Professional Engineer and a senior member of the Instrument Society of America. Mr. Gent serves on the Texas A&M University Electrical Engineering Department Advisory Council, the Bray International, Inc. 401(k) committee and as a Bray representative on various councils including Fieldbus Foundation and the Open DeviceNet Vendors Association. He also holds several patents in the field of industrial flow controls.

   Jimmie N. Carpenter, P.E. has served as a director of the Company since the IDS/Petrocon Merger in December 2001. He also serves as Executive Vice President of Petrocon Engineering, Inc. and as President and Director of Triangle Engineers and Constructors, Inc., Petrocon Construction Resources, Inc., and Petrocon Technologies, Inc. From 1978 until the IDS/Petrocon Merger, Mr. Carpenter was employed by Petrocon and served as project manager and manager of various operations. He is a registered Professional Engineer and a graduate of Texas A&M University with a Bachelor of Science degree in Mechanical Engineering.

   David C. Roussel has served as a director of the Company since the IDS/Petrocon Merger in December 2001 and is a member of the Audit Committee and the Compensation Committee. Since September 1998, Mr. Roussel's primary occupation has been an independent business consultant. From 1994 until September 1998, Mr. Roussel served as Vice President of Sterling Consulting Group, where he performed various strategy design, alliance structuring and benchmarking projects for several major U.S. oil companies. Mr. Roussel served as President of a nationally recognized gas processing company from 1989 through 1994, where he was responsible for gathering systems, gas processing plants, chemical facilities, international business development, acquisitions, joint venture management, and strategic planning and implementation. Mr. Roussel was an officer, director and sole shareholder of Cyclone Landscaping, Inc. which filed for protection under Chapter 7 of the U.S. Bankruptcy Code; bankruptcy proceedings were finalized in November 2000. Mr. Roussel received a Bachelor of Science degree in Mechanical Engineering from Iowa State University in 1971 and completed the Harvard Advanced Management Program in 1992. He has also served as Vice President, director and as a member of the Executive and Ad Hoc Committees of the board of directors of the Gas Processors Association.

   Randall B. Hale has served as a director of IDS since the IDS/Petrocon Merger in December 2001 and is a member of the Audit Committee and the Compensation Committee. Mr. Hale has been a Vice President of Equus Capital Management Company since November 1992, and a director since February 1996. Equus Capital Management Company is the financial advisor to Equus II Incorporated, which is one of the Company's lenders. See "Certain Relationships and Related Transactions". Mr. Hale is also a director of several privately owned companies in which Equus has an investment. Mr. Hale received a BBA in Business Administration from Texas A&M University in 1985 and is a certified public accountant.

DIRECTOR COMPENSATION

   Directors of the Company do not receive any cash compensation for board meetings attended, nor do they receive cash compensation for committee meetings attended. The Company reimburses out-of-pocket expenses incurred by independent directors to attend board and committee meetings. Under the Industrial Data Systems Corporation 1998 Incentive Plan (the "Incentive Plan"), non-employee directors are eligible to receive non-statutory stock options and employees of the Company and its majority owned subsidiaries are eligible to receive incentive or non-qualified options. In recognition of the services provided by its Board of Directors, independent directors have received, for each year of service, options to purchase 5,000 shares of the Company's common stock at an exercise price at least equal to or above fair market value on the date of the grant.

   On December 1, 2001, Messrs. Gent and Wingate were each awarded options to purchase 5,000 shares in recognition of the services provided as members of the Board of Directors in 2001. These stock options were issued at an exercise price of $1.00 and vest over a five-year period with an expiration date of November 21, 2011. The following options have been awarded for director services provided in prior years: Mr. Gent (35,000 shares), Mr. Wingate (15,000 shares) and Mr. Hedrick (10,000 shares). In addition to the shares awarded for director service, Mr. Hedrick was also awarded 20,000 shares of stock options for his services as a key employee to the Company. All stock options issued in 1999 were at an exercise price of $1.25 and vest over a five-year period with an expiration date of December 12, 2009; options issued in 2000 were at an exercise price of $1.00 and vest over a five-year period with an expiration date of November 21, 2010. The stock options awarded to directors represent 19.2% of all stock options issued to directors and key employees, not including replacement options granted to former Petrocon directors in connection with the IDS/Petrocon Merger. As of April 30, 2002, no options have been exercised under the Incentive Plan. All options issued to Messrs. Hedrick and Wingate, who resigned from the board in 2001, were canceled unexercised subsequent to provisions of the Incentive Plan. However, in March 2002, the Board of Directors authorized the issuance of options to purchase 20,000 shares of Common Stock to Mr. Wingate in recognition of his prior service on the board.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

   Last year, the Board held 7 meetings. Each member was able to attend at least 75% of the board and committee meetings on which he served. The board establishes committees to help it carry out its duties. Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board, and all members of the Board are invited to attend all Committee meetings.

   The Board of Directors has established a standing Audit Committee and Compensation Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary. The Board does not currently have an Executive Committee or a Nominating Committee. The President and Chief Executive Officer has determined compensation for the past several years for the Company's executive officers and employees. Beginning in 2002, the Board of Directors will determine compensation for the Company's executive officers. Employment agreements have been entered into with a number of its executive officers. See "Employment Agreements".

   Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system, reviews and appraises the audit efforts of the Company's independent accountants, and provides an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The members of this Committee are Messrs. David W. Gent, David C. Roussel, and Randall B. Hale, all whom are independent directors as defined in the American Stock Exchange listing standards. Until December 21, 2001, the committee consisted of Mr. Gent and Mr. Gordon Wingate (who resigned from the Board on December 21, 2001 pursuant to conditions of the IDS/Petrocon Merger). The committee met four times during 2001. The Committee meets separately with the independent auditors, outside the presence of company management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached as Appendix B to this Proxy Statement.

   Compensation Committee. The Compensation Committee is responsible for administering the Company's Incentive Stock Plan and granting stock options and other awards under the Plan. The Company anticipates expanding the duties of the Compensation Committee following the IDS/Petrocon Merger to include oversight of salary and performance evaluations of its executive officers. The members of this Committee are Messrs. David W. Gent, David C. Roussel, and Randall B. Hale, all whom are independent directors. In 2001, the Compensation Committee consisted of Messers. Gent and Wingate. The committee met one time during 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows the common stock that each director, director nominee and executive officer named in the Summary Compensation Table owned on March 1, 2002. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws, if applicable. The directors and officers of the Company are not aware of any person or company that beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than five percent of the voting rights attached to the Common Stock of the Company at the close of business on March 1, 2002, other than:

                                                 Number of    Percentage of
                                                 Shares(1)  Outstanding Shares
                                                 ---------- ------------------
Michael L. Burrow (2)(3)........................  1,845,034        8.07
 3155 Executive Blvd.
 Beaumont, TX 77705
Alliance 2000, Ltd. (2)(4)......................  9,530,100       41.69
William A. Coskey
Hulda L. Coskey
 600 Century Plaza Dr.
 Building 140
 Houston, TX 77073
David W. Gent (5)...............................     20,624           *
 600 Century Plaza Dr.
 Building 140
 Houston, TX 77073
Equus II Incorporated (2)(6)....................  2,276,178        9.52
Randall B. Hale
 600 Century Plaza Dr.
 Building 140
 Houston, TX 77073
Jimmie N. Carpenter (2)(7)......................    455,083        1.99
 3155 Executive Blvd.
 Beaumont, TX 77705
Robert W. Raiford (2)(8)........................    354,440        1.69
 3155 Executive Blvd.
 Beaumont, TX 77705
All executive officers and directors as a group
 (8 persons).................................... 14,516,448       60.11

--------
*  Less than 1%
(1) Based on 22,861,200 shares of Common Stock outstanding as of March 1, 2002 and options to be exercisable on or before June 30, 2002.
(2) Parties to a Voting Agreement pursuant to which the shareholders agree to vote in favor of three directors designated by Alliance, two members designated by certain former shareholders of Petrocon, one member designated by Equus, and one member designated by agreement between Alliance and certain former shareholders of Petrocon.
(3) Includes 1,830,731 shares of Common Stock held by a family limited partnership; options to acquire 4,170 shares of Common Stock at $4.26 per share which are exercisable within 60 days of the date of this proxy statement, and options to acquire 10,133 shares of Common Stock at $0.96 per share, which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 3,909 shares of Common Stock at $0.96 per share, which will not be exercisable within 60 days of the date of this proxy statement, nor does it include options to acquire 300,000 shares of Common Stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance 2000, Ltd. Mr.
   Burrow is the Shareholder Representative under a Voting Agreement pursuant to which holders of 2,737,473 shares of Common Stock, acting by majority vote, nominate two directors for election to the Company's Board of Directors. Mr. Burrow is the beneficial owner of 540,006 of those shares.
(4) Includes 9,500,000 shares of Common Stock held in the name of Alliance 2000, Ltd., a Texas limited partnership in which William A. Coskey and Hulda L. Coskey are general partners. Of these shares, 2,600,000 are held subject to an Option Pool Agreement pursuant to which options may be granted to certain employees of IDS and its subsidiaries, and 200,000 are subject to the Equus Call Agreement, pursuant to which Equus has the right to acquire the shares under certain circumstances. Also includes
     100 shares of IDS Common Stock owned by William A. Coskey, purchased on June 16, 1998 at the time IDS became listed with the American Stock Exchange; and 30,000 shares of Common Stock held in the name of William
     A. Coskey as custodian for his children.
(5)  Includes options held by Mr. Gent to acquire 18,750 shares of Common
     Stock at $1.25 per share and 1,874 shares of Common Stock at $1.00 per share, which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 11,250 shares of Common Stock at $1.25 per share, or options to acquire 8,126 shares of Common Stock at $1.00 per share, which will not be exercisable within 60 days of the date of this proxy statement.
(6) Includes 1,225,758 shares of Common Stock held by Equus and 1,050,420 shares of Common Stock into which the IDS preferred stock is convertible. Does not include 200,000 shares of Common Stock held by Alliance 2000, Ltd. which Equus has the right to acquire under certain circumstances described in the Option Pool Agreement. Mr. Hale is a director of IDS and an Investment Officer of Equus II Incorporated, which is one of the Company's lenders.
(7) Includes 442,335 shares of Common Stock held by a family limited partnership; options held by Mr. Carpenter to acquire 8,578 shares of Common Stock at $0.96 per share which are exercisable within 60 days of the date of this proxy statement, and options held by Mr. Carpenter to acquire 4,170 shares of Common Stock at $4.26 per share, which are exercisable within 60 days of the date of this proxy statement. Does not include options held by Mr. Carpenter to acquire 5,212 shares of Common Stock at $0.96 per share, which will not be exercisable within 60 days of the date of this proxy statement; nor does it include options to acquire 100,000 shares of Common Stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions described in the Option Pool Agreement between the Company and Alliance 2000, Ltd.
(8) Includes 200,646 shares of Common Stock held by Mr. Raiford, and options to acquire 9,246 shares of Common Stock at $0.96 per share, options to acquire 99,351 shares of Common Stock at $4.26 per share, and options to acquire 80,186 shares of Common Stock at $6.24 per share, all of which are exercisable within 60 days of the date of this proxy statement. Does not include options to acquire 5,212 shares of Common Stock at $0.96 per share or options to acquire 64,149 shares of Common Stock at $6.24 per share, none of which will be exercisable within 60 days of the date of this proxy, nor does it include options to acquire 230,000 shares of Common Stock at exercise prices ranging from $0.75 to $1.25 which become vested and are exercisable only upon certain conditions related to the Option Pool Agreement between the Company and Alliance 2000, Ltd.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and 10% beneficial owners ("insiders") to file with the United States Securities and Exchange Commission reports of ownership and change in ownership of equity securities of the Company. Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that during the year ended December 31, 2001, the Company's Directors and officers complied with all of the filing requirements of Section 16.

EXECUTIVE COMPENSATION

Compensation Summary

   The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to, the Company's Chief Executive Officer, and the most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 (the "Named Executive Officers") during the years ended December 31, 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                    Annual
                                                                 Compensation
                                                                ---------------
                   Name and Principal Position                  Year Salary ($)
                   ---------------------------                  ---- ----------
   Michael L. Burrow, P.E., Chairman of the Board.............. 2001  250,249
    and Chief Executive Officer (1)                             2000  249,968
                                                                1999  260,789
   William A. Coskey, P.E., Chief Operating Officer,........... 2001  114,858
    President and Director (2)                                  2000  111,040
                                                                1999  109,224
   Robert W. Raiford, Chief Financial Officer,................. 2001  160,078
    Treasurer, and Assistant Secretary (1)                      2000  175,819
                                                                1999  153,183

--------
(1) Messrs. Burrow and Raiford were not affiliated with IDS prior to December 21, 2001; therefore, annual compensation shown above for 1999 and 2000 was from Petrocon. Compensation shown above for 2001 includes compensation from Petrocon and IDS.
(2) Mr. Coskey served as Chairman of the Board, Chief Executive Officer and President during 1999, 2000 and until December 21, 2001.

Key Man Insurance

   William A. Coskey is a key executive of the Company and the loss of Mr. Coskey's services could adversely affect the Company's business. The Company maintains, and is the beneficiary of, a life insurance policy on the life of Mr. Coskey. The face amount of such policy is $600,000. The continuance of such policy is at the discretion of the Board of Directors and the policy may or may not be maintained in the future. The Company does not carry insurance on the life of Michael L. Burrow. Mr. Burrow is a key executive of the Company and the loss of his services could adversely affect the Company's business.

Employment Agreements

   The Company entered into employment agreements with its executive officers named in the Summary Compensation Table under the section titled "Executive Compensation" and with other officers of the Company or its subsidiaries. The employment agreements are for three-year terms all of which expire in December 2004 unless extended by the Company pursuant to certain terms in the agreement. Such agreements provide for minimum annual base salary levels and other compensation which may be in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, restricted stock awards as the Board of Directors may, in its discretion, approve. The aggregate commitment for future salaries at December 31, 2001, excluding bonuses, was approximately $4.6 million.

   The agreements also provide for certain severance payments and benefits in the case of termination of employment. If employment ends because of death, generally salary is paid for three months. In the case of disability, salary and benefits generally maintained by the Company on behalf of the executive are paid for up to six months of disability and for a period of six months following the date of termination. At the option of the Company, severance payments and benefits may be extended for an additional six-month period following the initial severance period. Additionally, health and life insurance benefits are paid in accordance with the terms of the Company's benefit plans.

   If the Company terminates the executive's employment for "cause," as defined in the employment agreements, and in the case of Messrs. Burrow and Coskey, upon the affirmative vote of no less than five members of the Board of Directors, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, vacation and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company's benefit plans and all unvested options or other awards will be cancelled in accordance with conditions defined in the Company's Incentive Plan.

   If the Company terminates the executive's employment without "cause", as defined in the employment agreements, the Company will continue to pay the executive for a period of six months following the date of termination and at the option of the Company, severance payment and benefits may be extended for an additional six-month period following the initial severance period.

   The employment agreements also include covenants not to compete for a six-month to three-year period following termination of employment depending on basis for termination, as well as confidentiality provisions as are customary, in nature and scope, for such agreements.

IDS 1998 Incentive Plan

   Following is a summary of the material terms and conditions of the IDS 1998 Incentive Plan. A total of 1,400,000 shares of Common Stock have previously been reserved for issuance, pursuant to the Incentive Plan.

   The Incentive Plan provides for the grant to employees, including officers of IDS, incentive stock options, non-statutory stock options, stock appreciation rights and restricted stock. In addition, non-employee directors and consultants are eligible to receive non-statutory stock options.

   The Incentive Plan provides that awards may be granted to employees, consultants and directors of IDS and its majority-owned subsidiaries. To the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by any optionee during any calendar year exceeds $100,000, such options will be reclassified as non-statutory stock options in accordance with the Code. The Incentive Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

   The Board of Directors has delegated the Plan administration to the Compensation Committee. The Compensation Committee selects persons to whom awards may be granted and the type of award to be granted and determines, as applicable, the number of shares to be subject to each award, the exercise price and terms of vesting. In making such determination, the Compensation Committee takes into account the grantee's present and potential contributions to the success of IDS and other relevant factors.

   All incentive stock options granted under the Incentive Plan are at an exercise price at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the voting rights of IDS' outstanding capital stock, the exercise price of any incentive stock option granted under the Incentive Plan is at least equal to 110% of the fair market value of the shares of Common Stock subject to such option on the date of grant.

   Options granted under the Incentive Plan vest pursuant to terms determined by the Compensation Committee. The terms of all incentive stock options and non-statutory stock options granted under the Incentive Plan may not exceed 10 years. However, the terms of all incentive stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the voting rights of IDS' outstanding capital stock, may not exceed five years.

   Options may be granted to outside directors under the Incentive Plan upon such terms as are approved by the Compensation Committee.

   Restricted Common Stock may be granted to employees pursuant to terms determined by the Compensation Committee. Restricted Common Stock may not be transferred until the restrictions are removed or have expired. Conditions to the removal of restrictions may include, but are not required to be limited to, continuing employment or service to IDS or achievement of certain performance objectives.

   Stock appreciation rights may be granted to employees, either independent of, or in connection with options. Stock appreciation rights are exercisable in the manner, and pursuant to terms, determined by the Compensation Committee. Terms to be determined by the Compensation Committee include the number of shares to which the stock appreciation right applies, the vesting schedule for the exercise of such right and the expiration date of the right. Upon exercise of a stock appreciation right, the holder shall receive payment in cash, stock or a combination of both at the discretion of the Compensation Committee in an amount equal to the product of (i) the fair market value of a share of IDS Common Stock as of the date of exercise, minus the fair market value of a share of IDS Common Stock as of the date the stock appreciation right was granted, multiplied by (ii) the number of shares as to which the stock appreciation right is being exercised. The exercise of stock appreciation rights granted in connection with options requires the holder to surrender the related options (or any portion thereof, to the extent unexercised). No stock appreciation right granted under the Incentive Plan is transferable by the employee other than by will or the laws of descent and distribution and each stock appreciation right is exercisable during the lifetime of the employee only by such employee.

   In the event of certain changes in IDS' capitalization, including as a result of a stock split or stock dividend, which results in a greater or lesser number of shares of outstanding Common Stock, appropriate adjustment would be made in the number of shares available under the Incentive Plan, the exercise price of outstanding options, and the number of shares subject to options, outstanding shares of restricted common stock and stock appreciation rights.

   Award agreements may, as determined by the Compensation Committee, provide that, in the event of a change in control of IDS, the following will occur: the holder of a stock option will be granted a corresponding stock appreciation right; all outstanding stock appreciation rights and stock options will become immediately and fully vested and exercisable in full; and the restriction period on any restricted Common Stock will be accelerated and the restrictions will expire. In general, a change in control of IDS occurs in any of five situations:

  (1) a person (other than (a) IDS, (b) certain named affiliates or affiliated companies or benefit plans, or (c) a company, a majority of which is owned directly or indirectly by the stockholders of IDS) becomes the beneficial owner of 50% or more of the voting power of IDS' outstanding voting securities;

  (2) a majority of the Board of Directors is not comprised of the members of the Board of Directors at the effective date of the Incentive Plan and persons whose elections as directors were approved by those original directors or their approved successors;

  (3) a person described in clause (1) above announces a tender offer for 50% or more of IDS' outstanding voting securities and the Board of Directors approves or does not oppose the tender offer;

  (4) IDS merges or consolidates with another corporation or partnership, or IDS' stockholders approve such a merger or consolidation, other than mergers or consolidations in which IDS' voting securities are converted into securities having the majority of voting power in the surviving company; or

  (5) IDS liquidates or sells all or substantially all of its assets, or IDS' stockholders approve such a liquidation or sale, except sales to corporations having substantially the same ownership as IDS.

   If a restructuring of IDS occurs that does not constitute a change in control of IDS, the Compensation Committee may, but need not, cause IDS to take any one or more of the following actions: accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and stock appreciation rights to permit those stock options and stock appreciation rights to be exercisable before, upon, or after the completion of the restructure; grant each of the restrictions on any restricted common stock; if the restructuring involves a transaction in which IDS is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding incentive awards upon such terms and provisions as the board of directors or its designated committee deems desirable; or redeem in whole or in part any one or more of the outstanding incentive awards, whether or not then exercisable, in consideration of a cash payment as adjusted for withholding obligations. A restructuring generally is any merger of IDS or the direct or indirect transfer of all or substantially all of IDS' assets in one transaction or a series of transactions.

401(k) Plans

   On January 1, 1993, the Company adopted a Section 401(k) Profit Sharing Plan and Trust (the "Plan"). The Plan is intended to qualify for tax exemption under
Section 401(k) of the Code and is subject to the Employee Retirement Income Security Act of 1974. Management of the Company administers the Plan and all of the Company's employees who elect to do so are allowed to participate, subject to certain eligibility requirements. Eligible employees may contribute up to 15% of their annual compensation up to the maximum dollar amount allowed by law, which is matched by the Company under a defined formula. In addition, the Company may make discretionary contributions to the Plan, for the benefit of all participants, at the election of the Board of Directors. Employee contributions are fully vested at all times and contributions by the Company vest on a schedule of 25% per year over a four-year period, commencing with the second year of employment. The Company made contributions to the Plan of approximately $120,000, $127,000 and $194,000, respectively, for the years ended December 31, 1999, 2000 and 2001, respectively.

   Petrocon has adopted a Section 401(k) Profit Sharing Plan and Trust (the "Plan"). The Plan is intended to qualify for tax exemption under Section 401(k) of the Code and is subject to the Employee Retirement Income Security Act of 1974. Management of Petrocon administers the Plan and all of Petrocon's employees who elect to do so are allowed to participate, subject to certain eligibility requirements. Eligible employees may contribute up to 20% of their annual compensation up to the maximum dollar amount allowed by law. In addition, Petrocon may make discretionary contributions to the Plan, for the benefit of all participants, at the election of the Board of Directors. Petrocon made no contributions to the Plan for the years 1998 through 2001.

   Each of the separate 401(k) plans is currently being evaluated and in 2002 the Company may adopt one plan that will cover all employees of its various subsidiaries.

COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors ("Committee") is made up of only outside directors and oversees the Company's long-term incentives such as the Company's 1998 Incentive Plan ("Plan"). The Committee consults periodically with the Company's executive management regarding overall individual targets and awards. Annually, the Committee makes recommendations to the Board of Directors for approval but has the discretion to make recommendations, as it deems necessary throughout the year. The granting of options under the Plan is designed and utilized to:

  . Attract, motivate, and retain executives of exceptional ability and potential, who are critical to both the short-term and long-term success of the Company

  .  Reinforce strategic performance objectives

  . Create a mutuality of interest between executives and stockholders to share the rewards and risks of strategic decision-making; and

  . Provide executives with the opportunity to hold substantial stock options in IDS, to more closely align executives' interests with those of the stockholders.

   The Committee sets a target range for options to be granted to each individual executive based primarily on the level of responsibilities. The actual number of options granted is based on performance against annual corporate, subsidiary, and individual goals. When evaluating the performance of the Chief Executive Officer, the Committee consults with the Board of Directors. When evaluating the performance of executives other than the Chief Executive Officer, the Committee consults with the Chief Executive Officer and others in management, as applicable. Generally, executive performance is reviewed and evaluated by the Committee during the fourth quarter each fiscal year. In an effort to attract and retain highly qualified executives and other employees, the Committee may also grant stock options to newly hired executives and other employees as an inducement to accept employment with the Company.

Compensation Committee

David W. Gent
Randall B. Hale
David C. Roussel

April 15, 2002

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 2001, the Compensation Committee of the IDS Board of Directors consisted of Messrs. Gent and Wingate. Neither of these individuals was an officer or employee of the Company at any time during fiscal 2001. During fiscal 2001, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of the IDS Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Board of Directors has adopted a policy requiring that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's board.

   Michael L. Burrow, the Chief Executive Officer and a member of the Board of Directors of IDS since the IDS/Petrocon Merger, owns a one-third interest in a joint venture that owns the office building in which Petrocon's executive offices are located. Petrocon, also a one-third owner in the joint venture, leases a portion of the building from the joint venture. Each partner receives approximately $30,000 annually under this lease arrangement.

   In exchange for options to buy back Company common stock as part of the Option Pool Agreement, which terminates in 2006, and in conjunction with the IDS/Petrocon Merger, the Company forgave a note receivable due from Alliance 2000 Ltd., a significant stockholder of the Company, with principal and accrued interest totaling $196,500. The note receivable was unsecured, due on demand with an interest rate of 9% per annum. During the year ended December 31, 2000, the Company recognized interest income of approximately $13,500 on these notes.

   Randall B. Hale, a member of the Board of Directors of IDS since the IDS/Petrocon Merger, is an executive officer of Equus. Equus holds a $3,000,000 note from Petrocon, which is guaranteed by all of the subsidiaries of IDS, including the subsidiaries of Petrocon, and which is further secured by a lien on substantially all of the assets of IDS and each of its subsidiaries, including Petrocon and its subsidiaries. In addition, Equus owns 2,500,000 shares of IDS convertible preferred stock.

   SynchroNet, Inc., an information technology consulting firm owned by Gordon
R. Wingate, a former board member who resigned from the board in December 2001, performs consulting services for the Company and was paid approximately $106,000 in 2001.

COMPARISON OF CUMULATIVE TOTAL RETURN

   The following graph compares the cumulative total stockholder return on our Common Stock for the five-year period ended December 31, 2001, with the AMEX US Index and the S&P 600 SmallCap Index, over the same period. This comparison assumes the investment of $100 on December 31, 1996 and the reinvestment of all dividends. The stockholder return set forth on the chart below is not necessarily indicative of future performance.


                                    [GRAPH]

                                                S&P 600
                      AMEX US                   SmallCap                       IDS Total
      Year             Index                     Index                     Return Performance
      ----            -------                   --------                   ------------------
      1996            100.000                   100.000                         100.000
      1997            125.318                   125.460                          86.538
      1998            134.492                   123.790                         125.000
      1999            176.810                   139.020                          12.500
      2000            165.724                   155.390                           7.692
      2001            150.808                   165.480                          10.923

AUDIT COMMITTEE REPORT

   The responsibilities of the Audit Committee include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

   We have reviewed and discussed with senior management the Company's audited financial statements included in the 2001 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles. The Committee believes that management maintains an effective system of internal controls which results in fairly presented financial statements.

   We have discussed with Hein + Associates LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including information with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

   We have received from Hein + Associates LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) with respect to any relationships between Hein + Associates LLP and the Company, that in their professional judgment, may reasonably be thought to bear on independence. Hein + Associates LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

   Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2001 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

   As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

David W. Gent
Randall B. Hale
David C. Roussel

April 15, 2002

AUDIT INFORMATION

   Audit Fees. The aggregate fees billed for professional services rendered by Hein + Associates LLP for the audit of IDS' annual financial statements for fiscal year 2001 and the reviews of IDS' financial statements included in IDS' Forms 10-Q for fiscal year 2001 totaled approximately $124,315.

   Financial Information Systems Design and Implementation Fees. No professional services for financial information systems design and implementation were provided by Hein + Associates LLP for fiscal year 2001.

   All Other Fees. The aggregate fees billed for services rendered in year 2001 by Hein + Associates LLP, other than the services covered in the paragraphs above headed Audit Fees and Financial Information Systems Design and Implementation Fees totaled approximately $100,859 which primarily consisted of audit related fees which included benefit plan audits, acquisition due diligence, registration statements, comfort letters and consents, and tax services.

Audit Committee Consideration

   IDS' Audit Committee considered whether Hein + Associates LLP's provision of Financial Information Systems Design and Implementation Fees and All Other Fees as reported above is compatible with maintaining Hein + Associates LLP's independence as IDS' principal independent accounting firm.

Work Performed by Principal Accountant's Full Time, Permanent Employees

   Hein + Associates LLP's work on IDS' audit was performed by full time, permanent employees and partners of Hein + Associates LLP.

                                    ITEM TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

APPOINTMENT OF AUDITORS

   The Board of Directors recommends, and unless otherwise directed the designated persons named in the enclosed form of proxy will vote for, the appointment of Hein + Associates LLP, 5075 Westheimer, Suite 970, Houston, Texas 77056, as auditors of the Company to hold office until the next Annual Meeting of Stockholders and to authorize the Directors to fix the remuneration of the auditors so appointed. Hein + Associates LLP has been the Company's auditors since 1994. The auditors will be present at the meeting to make such comments as they deem appropriate and to answer any appropriate questions.

                                   ITEM THREE
                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION
 TO CHANGE THE NAME OF THE COMPANY FROM INDUSTRIAL DATA SYSTEMS CORPORATION TO
                              ENGlobal CORPORATION

   The Board of Directors has approved, subject to stockholder approval, an amendment to the Articles of Incorporation to change the name of the Company from Industrial Data Systems Corporation to ENGlobal Corporation. The text of the proposed amendment to the Articles of Incorporation is set forth in Appendix A to this Proxy Statement.

Purpose of the Name Change

   Since the Company's inception, the Company has utilized the name Industrial Data Systems Corporation with respect to its corporate affairs. Although IDS is proud of its name, over the years and particularly following its recent merger with Petrocon Engineering, Inc., the Company's business focus has been directed away from the manufacture of industrial computer products; therefore, the existing IDS name is no longer consistent with the Company's primary current and anticipated business. Engineering consulting, control systems, field inspection, plant maintenance and project management services have strategically become the Company's core business activity. The Company, through its various subsidiaries, provides its services primarily to the energy industry extending to all facets of refining, petrochemical, production, gas processing and pipeline.

   The Company is hopeful that a new and more descriptive name reflective of its broader capabilities and vision for future growth, will provide a common identity with which to build name recognition and credibility among its existing and potential clients as well as with the public stock sector, which is vital as the Company seeks to build shareholder value. Upon approval of a new name, it is anticipated that for the short term, each of the Company's subsidiaries would adopt the new name coupled with its separate existing name and over time gradually migrate from its existing name.

   The name change proposal, if approved by our stockholders, would have the effect of changing the legal name of the Company. If the name change is not approved, the Company's legal name will continue to be "Industrial Data Systems Corporation".

Effects of the Name Change

   The change in the Company's name will not affect the status of the Company or the rights of any stockholder with respect to the transferability of share certificates presently outstanding. The currently outstanding share certificates evidencing shares of the Company's securities bearing the name "Industrial Data Systems Corporation" will continue to be valid and represent shares of ENGlobal Corporation following the name change. In the future, new share certificates will be issued bearing the new name, but this in no way will affect the validity of your current share certificates.

   In connection with the name change, if approved, the Company intends to apply for a new trading symbol for its common shares with the American Stock Exchange to a symbol more readily associated with the new name.

   If the stockholders approve the proposal, the name change will become effective upon the filing of the amended Articles of Incorporation with the Secretary of State of the State of Nevada. The Company intends to file the amended Articles of Incorporation promptly after the stockholders approve the name change. The Company would seek a change in the trading symbol of the Company's common shares as soon as practicable following stockholder approval of the proposal.

Required Vote; Recommendation of the Board of Directors

   Approval of the amendment to the Articles of Incorporation to change the Company's name requires the affirmative vote of a majority of the shares present at the Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM INDUSTRIAL DATA SYSTEMS CORPORATION TO ENGlobal CORPORATION.

                                 OTHER MATTERS

   To the best of the knowledge, information and belief of the Directors, there are no other matters which are to be acted upon at the Annual Meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

   The Company has received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by Management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, Management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the meeting. If any further business is properly presented at the meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

   The 2003 annual meeting of stockholders is expected to be in June 2003. The Company must receive by March 15, 2003 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in the Company's proxy materials.

                             ADDITIONAL INFORMATION

   A copy of the Company's 2001 Annual Report is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of the Annual Report may obtain one without charge by contacting Hulda L. Coskey, Chief Governance Officer, 600 Century Plaza Drive, Building 140, Houston, Texas 77073-6033, (281) 821-3200, or by email at idscorp@inddata.com.

                       APPROVAL OF THE BOARD OF DIRECTORS

   The contents of the Proxy Statement have been approved and the Board of Directors of the Company has authorized the mailing thereof to the stockholders of the Company.

   DATED at Houston, Texas, the 30th day of April, 2002.

                                          By Order of the Board of Directors,

                                          /s/ Hulda L. Coskey
                                          Hulda L. Coskey
                                          Secretary

                                                                      APPENDIX A

                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                      INDUSTRIAL DATA SYSTEMS CORPORATION
         REGARDING PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

   WHEREAS, the Board of Directors of Industrial Data Systems Corporation (the "Company"), has unanimously voted in favor of the proposed amendment to the Company's Articles of Incorporation; and

   WHEREAS, the proposed amendment provides for a change in the Company's name from Industrial Data Systems Corporation to ENGlobal Corporation, and

   WHEREAS, the Board of Directors has determined that the proposed amendment is in the best interests of the Company and its stockholders;

   NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article l of the Company's Articles of Incorporation be amended to read as follows:

     ARTICLE l The name of said corporation shall be: ENGlobal Corporation.

   BE IT FURTHER RESOLVED, that this resolution be submitted to a vote of the stockholders of the Corporation at the annual meeting on June 6, 2002.

Dated this 30th day of April, 2002.

The Board of Directors
INDUSTRIAL DATA SYSTEMS CORPORATION

IN TESTIMONY WHEREOF, WITNESS the hand of the Secretary of Industrial Data Systems Corporation.

                                          /s/ Hulda L. Coskey
                                          Hulda L. Coskey, Secretary

                                                                      APPENDIX B

                      INDUSTRIAL DATA SYSTEMS CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

                                    General

   The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

  . Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Reviewing and appraising the audit efforts of the Corporation's independent accountants.

  . Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

                                  Composition

   The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining whether any director is independent, the Board shall take into consideration the requirements of the principal exchange or system on which the Corporation's common stock is traded. Directors who are affiliates of the Company, or officers or employees of the Company or its subsidiaries, will not be considered independent. Notwithstanding the first sentence of this paragraph, until June 14, 2001, the Committee may consist of two or more directors meeting the qualifications of this section.

   All members of the Committee must be able to read and understand fundamental financial statements, including the corporation's balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The members of the Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                    Meetings

   The Committee shall hold regular meetings as may be necessary and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

                   Relationship with Independent Accountants

   The Corporation's independent accountants are to be ultimately accountable to the Board and the Committee, and the Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

                          Responsibilities and Duties

   To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

 1. Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

 2. Review the Corporation's quarterly and annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent accountants.

 3. Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form 10-Q and Form 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

 4. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

 5. On an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships that the independent accountants have with the Corporation, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

 6. Recommend to the Board any appropriate action to oversee the independence of the independent accountants.

 7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

 8. Periodically consult with the independent accountants outside of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

 9. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

12. Establish regular and separate reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

13. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Ethical and Legal Compliance

16. Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

17. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

18. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                          Adopted by Resolution of the Board
                                           of Directors

                                          June 6, 2000

                   INDUSTRIAL DATA SYSTEMS CORPORATION (IDS)
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2002

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Industrial Data Systems Corporation (the "Company") hereby appoints Michael L. Burrow, Hulda L. Coskey and/or any of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Industrial Data Systems Corporation to be held at the corporate offices located at 600 Century Plaza Drive, Building 140, Houston, Texas 77073-6033, Thursday, June 6, 2002 at 2:00 p.m. Central Daylight Saving Time, and at any adjournments of said meeting, all of the shares of Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

1. [ ]  FOR the election (except as indicated below) as directors of                         [ ]  WITHHOLD AUTHORITY to vote on
        Michael L. Burrow, P.E., William A. Coskey, P.E., Hulda L. Coskey,                        all nominees for directors listed.
        David W. Gent, P.E., Jimmie N. Carpenter, P.E., David C. Roussel,
        and Randall B. Hale

   INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE
                     PROVIDED BELOW:

              _____________________________________________________________________________
2. For the appointment of Hein + Associates LLP as the Company's independent auditors.

                       [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. For a proposal to amend the Articles of Incorporation to change the name of the Company from
   Industrial Data Systems Corporation to ENGlobal Corporation.

                       [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                          (Please sign on other side)

                             (Continued from front)

4.  In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

    The board of directors recommends a vote FOR the nominees named on reverse and if no specification is made, the shares will be voted for such nominees.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

                                                                                Dated: _____________________________________, 2002

                                                                                ________________________________________________
                                                                                            Stockholder's Signature

                                                                                ________________________________________________
                                                                                            Stockholder's Signature

                                                                                SIGNATURE SHOULD AGREE WITH THE NAME PRINTED HEREON.
                                                                                IF STOCK IS HELD IN THE NAME OF MORE THAN ONE
                                                                                PERSON, EACH JOINT OWNER SHOULD SIGN. EXECUTORS,
                                                                                ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS
                                                                                SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.
                                                                                PERSONS ACTING PURSUANT TO POWER OF ATTORNEY SHOULD
                                                                                SUBMIT POWERS OF ATTORNEY.

                              PLEASE SIGN AND RETURN IN THE ENCLOSED SELF ADDRESSED, STAMPED ENVELOPE